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                           UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

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                  _______________________________

                              FORM 8-K

                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the

                  Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):

                          October 31, 1996
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                    Specialty Paperboard, Inc.
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   Delaware                  0-20231               82-0429330
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(State or other          (Commission File        (IRS Employer
jurisdiction of              Number)           Identification No.)
incorporation)


         161 Brudies Road, Brattleboro, Vermont  05302
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      (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code:

                         (802) 257-0365
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Item 2.  Acquisition or Disposition of Assets
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     On October 31, 1996 the merger (the "Merger") of CPG Acquisition Company
("Acquisition"), a wholly owned subsidiary of Specialty Paperboard, Inc. ("SPI"), with and into CPG Investors Inc. ("Investors") was consummated pursuant to the terms of a Merger Agreement, dated August 28, 1996, among SPI, Acquisition and Investors (the "Merger Agreement"). As a result of the Merger, Investors is a wholly owned subsidiary of SPI.

     Each share of common stock of Investors (the "Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") was converted into the right to receive, in cash, subject to an aggregate of $3.3 million to be held in an escrow account to cover potential indemnification claims, a per share amount equal to (A) $53.0 million less approximately $9.8 million in outstanding indebtedness of Investors at the Effective Time (B) divided by the number of issued and outstanding shares of Common Stock immediately prior to the Effective Time. In addition, SPI is required under the terms of the Merger Agreement to pay to the former shareholders of Investors an amount equal to the amount by which the net worth of Investors exceeds approximately $22.8 million when such amount is determined.

     Through its operating subsidiaries, Investors operates five paper mills and manufactures a diverse portfolio of specialty papers for industrial and technical markets. Its products include filtration products for internal combustion engines, electrical insulating paper used in the manufacture of power distribution transformers, mat boards for picture mounting applications, base paper for industrial abrasive/sanding products, and photographic packaging materials. SPI currently intends that the assets of Investors and its operating subsidiaries will be used by SPI in a manner generally consistent with the use of such assets by Investors or its operating subsidiaries immediately prior to the consummation of the Merger.

     On October 31, 1996, SPI also purchased (the "Stock Purchase") all of the outstanding capital stock of Arcon Holdings Corp. ("Holdings"), the parent company of Arcon Coating Mills, Inc. ("Arcon Mills") pursuant to the terms of a Stock Purchase Agreement, dated as of August 28, 1996, among SPI, Holdings, Arcon Mills, the stockholders of Holdings and various other parties. The aggregate purchase price was $32 million in cash, subject to $2 million to be


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held in an escrow account to cover potential indemnification claims, less approximately $8.5 million in outstanding indebtedness of Holdings at closing.

     Arcon Mills is a manufacturer of colored binding and stripping tapes and edge cover materials sold primarily into the office products, checkbook and book binding markets. SPI currently intends that the assets of Holdings and its operating subsidiaries will be used by SPI in a manner generally consistent with the use of such assets by Holdings or its operating subsidiaries immediately prior to the consummation of the Stock Purchase.

     The Merger and the Stock Purchase were financed through a $100 million offering of ten year non-amortizing senior notes carrying a fixed 9-3/8% interest rate.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

    (a)  Financial statements of business as acquired.

         1. To be filed by amendment as soon as is practicable, but no later than 60 days after this report on Form 8-K must be filed.

    (b)  Pro forma financial information.

         1. To be filed by amendment as soon as is practicable, but no later than 60 days after this report on Form 8-K must be filed.

    (c)  Exhibits.

         2.1 Merger Agreement, dated as of August 28, 1996, among Specialty Paperboard, Inc., CPG Investors Inc. and CPG Acquisition Company, together with exhibits thereto.

         2.2 Stock Purchase Agreement, dated as of August 28, 1996, among Specialty Paperboard, Inc., Arcon Holdings Corp. ("Holdings"), Arcon Coating Mills, Inc., the stockholders of Holdings and various other parties, together with exhibits thereto.

         99.1 Press Release dated November 1, 1996.


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                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SPECIALTY PAPERBOARD, INC.




Date      11/13/96                        By:  /s/ Bruce P. Moore
    ---------------------                    ---------------------------
                                               Bruce P. Moore
                                               Vice President and
                                               Chief Financial Officer